UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

CARMAX, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-31420	54-1821055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia	23238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2005, CarMax, Inc. (the “Company”) issued stock options to Austin Ligon, the Company’s President and Chief Executive Officer, to purchase 199,481 shares of common stock of the Company at an exercise price of $28.26 per share, which exercise price was equal to the fair market value of the Company’s common stock on the date of grant (the “New Option Grant”). Twenty-five percent of these options become vested and exercisable on each of the first four anniversaries of the date of grant. The term of the option grant is eight and a half years. The description of the New Option Grant herein is a summary of the material terms of the grant and does not purport to be complete, and is qualified in its entirety by reference to the form of incentive award agreement between the Company and Mr. Ligon for the New Option Grant which is filed herewith as Exhibit 10.1 and is hereby incorporated by reference.

On October 6, 2005, Mr. Ligon announced that he would retire as President and Chief Executive Officer of the Company in calendar year 2006 following the naming of his successor. In reviewing Mr. Ligon’s compensation-related agreements in connection with his retirement, the Company discovered that the terms of the incentive award agreements used to grant options to Mr. Ligon in fiscal year 2005 and fiscal year 2006, respectively (the “Prior Option Grants”), did not accurately reflect the terms intended by the Company. Specifically, the terms of the Prior Option Grants provide that Mr. Ligon or his representatives must exercise vested options within three months of the effective date of his retirement, or within one year of his death or disability, or such options will expire. The Company had intended that the Prior Option Grants be consistent with the Company’s fiscal year 2004 option grants, which provide that all options vested at the time of retirement, death or disability be exercisable at any time before the expiration date of the option grant. In order to fulfill this intent, the Company is issuing the New Option Grant with terms that provide that all options vested at the time of retirement, death or disability be exercisable at any time before the expiration date of the option grant. The terms of the New Option Grant, the Prior Option Grants and the Company’s fiscal year 2004 option grants provide that all unvested options immediately vest upon termination of employment of the option holder due to retirement, death or disability. The Prior Option Grants remain effective and are not affected in any way by the New Option Grant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Incentive Award Agreement dated December 23, 2005, between the Company and Austin Ligon.*

*	Indicates management contracts, compensatory plans, or arrangements of the Company required to be filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.
(Registrant)

Dated: December 28, 2005	By:	/s/ Keith D. Browning
Keith D. Browning
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Incentive Award Agreement dated December 23, 2005, between the Company and Austin Ligon.*

*	Indicates management contracts, compensatory plans, or arrangements of the Company required to be filed as an exhibit.